Exhibit 99.2

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is dated made effective as of May 27, 2014 (“Effective Date”), by and between Inventure Foods, Inc., a Delaware corporation (“Company”), and Dan Hammer (“Executive”) (either party individually, a “Party”; collectively, the “Parties”).

WHEREAS, Company desires to retain the services of Executive as Senior Vice President/General Manager of the Company’s Frozen division;

WHEREAS, the Parties desire to enter into this Agreement to set forth the terms and conditions of Executive’s employment by Company and to address certain matters related to Executive’s employment with Company;

NOW, THEREFORE, in consideration of the foregoing and the mutual provisions contained herein, and for other good and valuable consideration, the Parties hereto agree as follows:

1.                                      Employment.  Company hereby employs Executive, and Executive hereby accepts such employment commencing on the Effective Date, upon the terms and conditions set forth herein.

2.                                      Duties.

2.1                               Position.  Executive is employed as the Senior Vice President/General Manager of the Company’s Frozen division (the “Position”), and shall have the duties and responsibilities as may be assigned from time to time by Company’s President and Chief Executive Officer (“CEO”).  Executive shall perform faithfully and diligently all those duties assigned to Executive.

2.2                               Standard of Conduct/Full-time.  During the term of this Agreement, Executive will act loyally and in good faith to discharge the duties of the Position, and will abide by all policies and decisions made by Company, as well as all applicable laws, regulations or ordinances.  Executive will act solely on behalf of Company at all times.  Executive shall devote his full business time and efforts to the performance of his duties for Company.

2.3                               Work Location. Executive’s principal place of work shall be located at the Company’s executive office in Phoenix, Arizona, or such other location as the parties may agree upon from time to time (the “Primary Work Location”).

3.                                      At-Will.  Executive’s employment with Company is at-will and not for any specified period and may be terminated at any time, with or without cause (as defined below) or advance notice, by either Executive or Company subject to the provisions regarding termination set forth below in Section 7.  No representative of Company, other than the President and CEO, has the authority to alter the at-will employment relationship.  Any change to the at-will employment relationship must be by specific, written agreement signed by Executive and the Company’s President and CEO.  Nothing in this Agreement is intended to or should be construed to contradict, modify or alter this at-will relationship.

4.                                      Compensation.

4.1                               Base Salary.  As compensation for Executive’s performance of Executive’s duties hereunder, Company shall pay to Executive a salary at the annual rate of Two Hundred Eighty Thousand Dollars ($280,000) per year (the “Base Salary”), payable monthly in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and authorized payroll deductions.

4.2                               Equity.  As an inducement to execute this Agreement and join the Company as Senior Vice President/General Manager of the Company’s Frozen division, on the Effective Date, he shall receive the Restricted Stock grant specified in subsection (a) of this Section 4.2 and the Stock Options specified in subsection (b) of this Section 4.2.

(a)                                 Restricted Stock.  Executive will be granted an award of 25,000 shares of restricted common stock of the Company (the “Restricted Stock”).  The Restricted Stock shall vest over a three (3) year period in equal annual installments commencing on the one year anniversary of the date of grant and on each one year anniversary thereafter, subject to Executive’s continued employment through each respective vesting date.  The Restricted Stock grant shall be subject to approval of Company’s Board of Directors and the terms and conditions of the award agreement attached to this Agreement as Exhibit A.

(b)                                 Stock Options.  Executive will be granted an option to purchase 25,000 shares of Company common stock at a price per share equal to the closing price of a share of Company common stock as reported by the Nasdaq Global Market on the Effective Date (collectively, the “Options”).  The Options shall vest over a five (5) year period in equal annual installments commencing on the one year anniversary of the Effective Date and on each one year anniversary thereafter, subject to Executive’s continued employment through each respective vesting date.  The Options shall be subject to the approval of the Company’s Board of Directors and the terms and conditions of the incentive stock option documents attached to this Agreement as Exhibit B.

4.3                               Incentive Compensation.  Executive may be eligible to earn incentive compensation pursuant to the Company’s bonus plan as in effect from time to time.  Any such incentive compensation shall be subject to the achievement of incentive compensation targets established annually by the Board (or its Compensation Committee) in its discretion (earned incentive compensation referred to as a “Bonus”).  Executive’s target incentive compensation for any year shall be equal to 35% of Executive’s then effective Base Salary, although the amount of the Bonus that Executive actually earns for any year shall be determined by the Board or its Compensation Committee in its sole and absolute discretion, provided, however, Executive’s Bonus for any year shall not exceed 85% of Executive’s then-effective Base Salary.  Notwithstanding the foregoing, for the fiscal year ending December 27, 2014, in the event that Executive is employed pursuant to this Agreement through December 27, 2014, Executive shall be eligible for a full year’s consideration for a Bonus if the Company achieves its established financial targets (e.g. EBITDA targets), with a guaranteed minimum bonus of 50% of his Base Salary if the Company does not achieve such established financial targets.

4.4                               Performance and Salary Review.  The Board will periodically review Executive’s performance on no less than an annual basis, which generally occurs in April of each year.  Adjustments to Base Salary or other compensation, if any, will be made by the CEO and the Board (or its Compensation Committee) in its sole and absolute discretion; provided that Executive’s Base Salary may not be decreased without his written consent.

5.                                      Fringe Benefits and Facilities.

5.1                               Participation in Benefit Plans.  Executive shall be included to the extent eligible thereunder in any and all plans of the Company providing general benefits for the Company’s executive employees, including, without limitation, medical, dental, vision, disability, life insurance, 401(k) plan, sick days, vacation, and holidays.  Executive’s participation in any such plan or program shall be subject to the provisions, rules, and regulations applicable thereto. In addition, Executive shall be eligible to participate in all non-qualified deferred compensation and similar compensation, bonus and stock plans offered, sponsored or established by the Company on substantially the same or a more favorable basis as any other employee of the Company.  Company reserves the right to change or eliminate the fringe benefits on a prospective basis, at any time, effective upon notice to Executive.

5.2                               Notwithstanding Company’s policies, Executive shall be entitled to annual paid vacation for four (4) weeks.  Executive will also receive four sick / personal days per year.

5.3                               During employment, Company will provide Executive with a monthly, taxable car allowance of $1,200.  Executive shall procure and maintain adequate insurance on the automobile he uses for Company purposes.  Executive acknowledges that he may recognize taxable income in connection with these payments and that these amounts will be reflected on Executive’s W-2, if required by law.

6.                                      Business Expenses; Relocation Expenses.

6.1                               Executive will be reimbursed for all reasonable, out-of pocket business expenses incurred in the performance of Executive’s duties on behalf of Company consistent with Company policies as in effect from time to time.  To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with Company’s policies.

6.2                               In exchange for Executive agreeing to relocate Executive’s primary residence to Phoenix, Arizona within twenty-four (24) months of the Effective Date of this Agreement, and performing the duties set forth in this Agreement, Company will provide Executive with a relocation reimbursement benefit of up to Seventy-Five Thousand Dollars ($75,000) (“Benefit”).  All relocation expense reimbursements provided by Company, other than reimbursement for expenses for (1) moving household goods and personal effects from Executive’s former residence to his new residence, and (2) travel (including lodging) of Executive and his immediate family from Executive’s former residence to his new place of residence (“Qualified Expenses”), will be included in Executive’s gross income and subject to required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions.  Executive will be required to provide Company with receipts and other appropriate documentation of Qualified Expenses.  In addition, Company will provide Executive with use of an apartment for up to twenty-four (24) months to facilitate Executive’s relocation.  Company does not make any representations regarding the tax consequences of these relocations benefits and Executive is advised to obtain Executive’s own tax counsel for such information and guidance.  Should Executive voluntarily terminate his employment with the Company for any reason within one (1) year of the Effective Date, or fail to permanently relocate to the Phoenix area within six (6) months of the Effective Date, Executive will be required to repay the Company for the full amount of the Benefit.

7.                                      Termination of Executive’s Employment.

7.1                               Termination for Cause.  Company may terminate Executive’s employment immediately at any time for Cause (as defined below).  In the event that Executive’s employment is terminated in accordance with this Section, Executive shall be entitled to receive only unpaid Base Salary then in effect, prorated to the date of Executive’s termination of employment (the “Termination Date”), any Bonus that has been earned as a result of the prior year’s performance but is unpaid as of the Termination Date, and any amounts to which Executive is entitled pursuant to Section 5 and Section 6 of this Agreement (“Accrued Rights”).  Upon the effective date of such termination for Cause, all vested and unvested equity-based awards shall immediately terminate and all other Company obligations to Executive pursuant to this Agreement shall be automatically terminated and completely extinguished.  Executive shall not be entitled to receive the Severance Benefits described in Section 7.2 below or under any other plan or program of the Company.

7.2                               Involuntary Termination.  In the event of any Involuntary Termination, Executive shall be entitled to receive his Accrued Rights.  In addition, subject to Section 7.6, Company shall provide Executive with the following (the “Severance Benefits”), and all other Company obligations to Executive pursuant to this Agreement shall be automatically terminated and completely extinguished:

(a)                                 Cash Severance.  In the event of any Involuntary Termination that occurs other than within one (1) year following the occurrence of a Change in Control, subject to the requirements of Section 7.6, Executive shall receive the continuation of his Base Salary for a period of nine (9) months following the Termination Date, paid at the same intervals as salary is paid to active employees (except as otherwise provided in Section 17) and commencing within the sixty- (60-) day period following the Termination Date (provided, that if such sixty- (60-) day period straddles two taxable years of the Executive, the payments will commence in the second taxable year).  In the event of any Involuntary Termination that occurs within one (1) year following the occurrence of a Change in Control, provided Executive confirms in writing to the Company his agreement to be bound by the post-termination covenant in Section 11.2 hereof and subject to the requirements of Section 7.6, Executive shall receive in a single payment an amount in cash equal to his Base Salary payable for a 9-month period.  Regardless of whether the Involuntary Termination occurs within one (1) year following the occurrence of a Change in Control, Executive shall also be entitled to receive a pro-rated Bonus based on actual results for the year in which the Termination Date occurs, such pro-rated Bonus to be paid at the time bonuses are paid to other Company executives for such year (except as otherwise provided in Section 18).

(b)                                 Company Equity Awards.  In the event of Executive’s termination without Cause or resignation for Good Reason, the vesting of any outstanding unvested stock options and/or shares of Restricted Stock shall be governed by the terms of any award agreement or stock option agreement governing the same.  Excepts as set forth in the preceding sentence, Executive shall not be entitled to any further vesting of Company equity awards following the Termination Date.  Any rights to Company equity awards that vested prior to the Termination Date shall be determined in accordance with the terms of those awards.

(c)                                  Payments for Continued Healthcare.  For a period of nine (9) months following the Termination Date, Company shall pay to Executive a monthly amount before the end each calendar month equal to difference between (i) the monthly cost of Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) health and dental benefits for Executive (assuming that Executive would be eligible for such coverage), less (ii) the monthly amount that the Executive would be required to contribute for health and dental coverage if Executive were an active employee of Company.

7.3                               Termination upon Disability.  Company may terminate Executive’s employment with Company at any time following Executive’s Disability.  Upon termination following Disability, Executive shall be entitled to receive his Accrued Rights.  All other Company obligations to Executive pursuant to this Agreement shall be automatically terminated and completely extinguished.  Executive shall not be entitled to receive the Severance Benefits described in Section 7.2 above.

7.4                               Termination upon Death.  Executive’s employment shall terminate automatically upon Executive’s death.  Upon termination as a result of Executive’s death, Executive’s estate or designated beneficiaries shall be entitled to receive Executive’s Accrued Rights.  All other Company obligations to Executive pursuant to this Agreement shall be automatically terminated and completely extinguished.  Executive shall not be entitled to receive the Severance Benefits described in Section 7.2 above.

7.5                               Voluntary Resignation by Executive.  Executive may voluntarily resign from employment with Company for any reason, at any time, on thirty (30) days’ advance written notice, which notice period may be waived or shortened by the Company in its sole discretion.  In the event of Executive’s resignation which is not a Resignation for Good Reason, Executive will be entitled to receive only his Accrued Rights.  All other Company obligations to Executive pursuant to this Agreement shall be automatically terminated and completely extinguished.  Executive shall not be entitled to receive the Severance Benefits described in Section 7.2 above.

7.6                               Release and Forfeiture of Severance Benefits.  The right of Executive to receive or to retain Severance Benefits pursuant to Section 7.2 shall be in consideration for, and subject to, (1) execution of and delivery to the Company of a release of claims substantially in the form attached as Exhibit C to this Agreement, amended as necessary to comply with applicable law (the “Release”) and lapse of the period for revocation, if any, of the Release without the Release having been revoked no later than sixty (60) days after the Termination Date, and (2) Executive’s continued compliance with the Covenants (as defined in Sections 121 and 13 of this Agreement).  In the event that Executive breaches any of the Covenants, Company shall have the right to (a) terminate any further provision of Severance Benefits not yet paid or provided, (b) seek reimbursement from Executive for any and all such Severance Benefits previously paid or provided to Executive, (c) recover from Executive all shares of stock of Company the vesting of which, or the option to purchase, was accelerated by reason of the Severance Benefits (or the proceeds therefrom, reduced by any exercise or purchase price paid to acquire such shares), and (d) to immediately cancel all Equity Awards the vesting of which was accelerated by reason of the Severance Benefits.  No Severance Benefits shall be paid until the 60th day following the Termination Date.

7.7                               Definitions of Certain Terms.  Certain capitalized terms not otherwise defined by this agreement shall have the following meanings:

(a)                                 “Cause” means a determination in good faith by the Company of one or more of the following by Executive:

(i)                                     Committed a criminal act or a single act of fraud, embezzlement, theft, breach of trust, or other act of gross misconduct;

(ii)                                  Been arraigned, indicted, formally charged, or convicted of any felony or any crime involving dishonesty, fraud, theft, or moral turpitude, whether or not related to Executive’s employment with the Company;

(iii)                               Been arraigned, indicted, formally charged, or convicted of any crime or offense that, in the reasonable good faith judgment of the Company, has or could materially damage the reputation of the Company or would materially interfere with Executive’s performance of services to the Company;

(iv)                              Willful misconduct or gross negligence with regard to the Company having a material adverse affect on the Company;

(v)                                 Violated any material written Company policy or rules of the Company, after written notice from the Company and a reasonable opportunity to cure (if deemed curable by the Company in its sole discretion) not to exceed fifteen (15) days;

(vi)                              Willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes-Oxley Act of 2002, as amended, provided that such violation or noncompliance resulted in material economic harm to the Company;

(vii)                           Refused to, or failed to attempt in good faith to, perform the Executive’s duties or to follow the written directions given to Executive by the Board or the Chief Executive Officer, after written notice from the Company and a reasonable opportunity to cure (if deemed curable by the Company in its sole discretion) not to exceed fifteen (15) days; or

(viii)                        Breached any covenant or obligation under this Agreement or other agreement with the Company, after written notice from the Company and a reasonable opportunity to cure (if deemed curable by the Company in its sole discretion) not to exceed fifteen (15) days.

(b)                                 “Change in Control” means, except with respect to cash Severance Benefits payable under Section 7.2(a), any of the following events:

(i)                                     an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the then outstanding Shares of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (A) an employee benefit plan (or a trust forming a party thereof) maintained by (1) the Company or (2) any corporation or other Person of which all of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company prior to such acquisition (for purposes of this definition, a “Subsidiary”, (B) the Company or its Subsidiaries, or (C) any Person in connection with a “Non-Control Transaction” (as hereinafter defined).

(ii)                                  the individuals who, as of the date of this Agreement are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board of Directors of the Company; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii)                               the consummation of:

(A)                               a merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger consolidation or reorganization of the Company where (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and (3) no Person other than (i) the Company, (ii) any Subsidiary, or (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, or any Subsidiary;

(B)                               a complete liquidation or dissolution of the Company; or

(C)                               the sale or disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.  In the event of any conflict between this Section 7.7(b) and any agreement between Executive and the Company relating to any outstanding award (whether now existing or hereafter entered into), the provisions of this subsection shall prevail.

With respect to cash Severance Benefits payable under Section 7.2(a), “Change in Control” means a Change in Control as defined in this Section 7.7(b), but only if such event also constitutes a “change in control event” under Treasury Regulation Section 1.409A-3(i)(5).

(c)                                  “Disability” means a disability as defined by the group long-term disability insurance policy maintained by Company for the benefit of its employees.  In the absence of such a policy, “Disability” means that, as a result of Executive’s mental or physical illness, Executive is unable to perform (with or without reasonable accommodation in accordance with the Americans with Disabilities Act) the duties of Executive’s position pursuant to this Agreement for a period of three (3) months or more in any twelve (12) month period.  A reasonable determination by the Company of the existence of a disability shall be conclusive for all purposes hereunder.  In making such determination of disability, the Company may utilize such advice and consultation as the Company deems appropriate, but there is no requirement of procedure or formality associated with the making of a determination of disability.

(d)                                 “Involuntary Termination” means the occurrence of either (i) termination by Company of Executive’s employment with Company for any reason other than Cause or (ii) Executive’s Resignation for Good Reason; provided, however that Involuntary Termination shall not include any termination of Executive’s employment which is (x) for Cause, (y) a result of Executive’s death or Disability, or (z) a result of Executive’s voluntary termination of employment which is not a Resignation for Good Reason. Company may terminate Executive’s employment with Company without Cause at any time on thirty (30) days’ advance written notice to Executive.

(e)                                  “Resignation for Good Reason” means the voluntary resignation by Executive from employment with Company within a period of one hundred eighty (180) days following the initial existence, without Executive’s express written consent, of any of the below conditions (each, a “Good Reason”).  The Good Reason condition must remain in effect for thirty (30) days after Executive’s delivery of written notice of the existence of such condition(s) to Company and such written notice must be given within ninety (90) days following the initial existence of such condition(s):

(i)                                     a material, adverse change in Executive’s authority, duties or responsibilities, including without limitation any change in Executive’s reporting relationship such that Executive ceases to report directly to the CEO or to the Board;

(ii)                                  a failure to pay the Executive’s Base Salary or Bonus, or any material reduction in Executive’s Base Salary or Executive’s target Bonus percentage opportunity (subject to applicable performance requirements with respect to the actual amount of Bonus earned by Executive);

(iii)                               the relocation of Executive’s work place for Company to a location more than thirty (30) miles from the Primary Work Location, unless the new Primary Work Location is less than thirty (30) miles away from Executive’s home immediately prior to the change; or

(iv)                              the failure of Company or any Successor to honor any material term of this Agreement.

8.                                      [Intentionally deleted.]

9.                                      Golden Parachute Payments.

9.1                               In the event that any of the severance payments and other benefits provided by this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code (“Excise Tax”), then Executive’s severance payments and benefits under this Agreement or otherwise shall be payable either:

(a)                                 in full, or

(b)                                 in such lesser amount which would result in no portion of such severance payments or benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive, on an after-tax basis, of the greatest amount of severance payments and benefits under this Agreement or otherwise, notwithstanding that all or some portion of such severance payments or benefits may be taxable under Section 4999 of the Code.  Any reduction in the severance payments and benefits required by this Section will made in the following order: (i) reduction of cash payments; (ii) reduction of accelerated vesting of equity awards other than stock options; (iii) reduction of accelerated vesting of stock options; and (iv) reduction of other benefits paid or provided to Executive.

9.2                               The professional firm engaged by Company for general tax purposes as of the day prior to the date of the event that might reasonably be anticipated to result in severance payments and benefits that would otherwise be subject to the Excise Tax will perform the foregoing calculations.  If the tax firm so engaged by Company is serving as accountant or auditor for the acquiring company, Company will appoint a nationally recognized tax firm to make the determinations required by this Section.  Company will bear all expenses with respect to the determinations by such firm required to be made by this Section.  Company and Executive shall furnish such tax firm such information and documents as the tax firm may reasonably request in order to make its required determination.  The tax firm will provide its calculations, together with detailed supporting documentation, to Company and Executive as soon as practicable following its engagement.  Any good faith determinations of the tax firm made hereunder will be final, binding and conclusive upon Company and Executive.

9.3                               As a result of the uncertainty in the application of Sections 409A, 280G or 4999 of the Code at the time of the initial determination by the professional firm described in Section 9.2, it is possible that the Internal Revenue Service (the “IRS”) or other agency will claim that an Excise Tax greater than that amount, if any, determined by such professional firm for the purposes of Section 9.1 is due (the “Additional Excise Tax”).  Executive will notify Company in writing of any claim by the IRS or other agency that, if successful, would require payment of Additional Excise Tax.  Executive and Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to payments made or due to Executive.  Company shall pay all reasonable fees, expenses and penalties of Executive relating to a claim by the IRS or other agency.  In the event it is finally determined that a further reduction would have been required under Section 9.1(b) to place Executive in a better after-tax position, Executive shall repay Company such amount within thirty (30) days thereof in order to effect such result.

10.                               No Conflict of Interest. During the term of Executive’s employment with Company, Executive must not engage in any work, paid or unpaid, that creates an actual or potential conflict of interest with Company.  If the Board reasonably believes such a conflict exists during the term of this Agreement, the Board may ask Executive to choose to discontinue the other work or resign employment with Company.

11.                               Post-Termination Non-Competition.

11.1                        Consideration For Promise To Refrain From Competing.  Executive agrees that Executive’s services are special and unique, that Company’s disclosure of confidential, proprietary information and specialized training and knowledge to Executive, and that Executive’s level of compensation and benefits are partly in consideration of and conditioned upon Executive not competing with Company. Executive acknowledges that such consideration is adequate for Executive’s promises contained within this Section 11.

11.2                        Promise To Refrain From Competing.  Executive understands Company’s need for Executive’s promise not to compete with Company is based on the following: (a) Company has expended, and will continue to expend, substantial time, money and effort in developing its products and other strategically important information (including Trade Secrets); (b) Executive will in the course of Executive’s employment develop, be personally entrusted with and exposed to Company’s Trade Secrets; (c) both during and after the term of Executive’s employment, Company will be engaged in the business of manufacturing, developing, marketing, and/or selling healthy/natural and indulgent specialty snack foods and frozen fruits, vegetables and drinks (the “Restricted Field”); (d) Company provides these products and services to the Restricted Field; and (e) Company will suffer great loss and irreparable harm if Executive were to enter into competition with Company in the Restricted Field. Therefore, in exchange for the consideration described in Section 11.1 above, Executive agrees that for the period of twelve (12) months following the date Executive ceases to render services to Company (the “Covenant Period”), Executive will not either directly or indirectly, whether as an owner, director, officer, manager, consultant, agent or employee: (i) work for a competitor of Company, which is defined to include those entities or persons engaged in any Restricted Field activities in the Business Territory or (ii) make or hold during the Covenant Period any investment in any entities or persons engaged in Restricted Field activities in the Business Territory, whether such investment be by way of loan, purchase of stock or otherwise, provided that there shall be excluded from the foregoing the ownership of not more than 1% of the listed or traded stock of any publicly held corporation.  For purposes of this Section 11, the term “Company” shall mean and include Company, any subsidiary or affiliate of Company, any successor to the business of Company (by merger, consolidation, sale of assets or stock or otherwise) and any other corporation or entity of which Executive may serve as a director, officer or employee at the request of Company or any successor of Company.  The Covenant Period shall be tolled during any period in which Executive is in breach of the restrictions set forth herein.

For purposes of this Agreement, the term “Business Territory” means the entire United States, unless a court of competent jurisdiction determines that that geographic scope is unenforceable under applicable law because it is too broad, in which case the Business Territory shall be amended by eliminating geographical areas and states from the following list until the Business Territory is determined to be reasonable:  Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Washington, District of Columbia, West Virginia, Wisconsin, Wyoming, Maricopa County, Arizona, Phoenix, Arizona.  The parties acknowledge and agree that if any of the geographic areas or States listed above is required by law to be eliminated, it would be fair and appropriate to do so in the inverse order of the volume of revenue received or projected to be received by the Company from such area or State at the time of determination.

11.3                        Reasonableness.  Executive and the Company agree that the covenants set forth in this Agreement are appropriate and reasonable when considered in light of the nature and extent of the Company’s business.  Executive further acknowledges and agrees that (i) the Company has a legitimate interest in protecting the Company’s business activities and its current, pending, and potential Trade Secrets; (ii) the covenants set forth herein are not oppressive to Executive and contain reasonable limitations as to time, scope, geographical area, and activity; (iii) the covenants do not harm in any manner whatsoever the public interest; (iv) Executive’s chosen profession, trade, or business is in manufacturing, developing, and marketing retail food products (the “Profession”); (v) the Restricted Field is only a very small or limited part of the Profession, and Executive can work in many different jobs in Executive’s Profession besides those in the Restricted Field; (vi) the covenants set forth herein do not completely restrain Executive from working in Executive’s Profession, and Executive can earn a livelihood in Executive’s Profession without violating any of the covenants set forth herein; (vii) Executive has received and will receive substantial consideration for agreeing to such covenants, including without limitation the consideration to be received by Executive under this Agreement; (viii) if Executive were to work for a competing company that engages in activities in the Restricted Field, there would be a substantial risk that Executive would inevitably disclose Trade Secrets to that company; (ix) the Company competes with other companies that engage in Restricted Field Activities in the Business Territory, and if Executive were to engage in prohibited activities in the Restricted Field within the Business Territory, it would harm the Company; (x) the Company expends considerable resources on hiring, training, and retaining its employees and if Executive were to engage in prohibited activities during the Non-Solicitation Period, it would harm the Company; and (xi) the Company expends considerable resources acquiring, servicing, and retaining its Customers and if Executive were to engage in prohibited activities during the Non-Solicitation Period, it would harm the Company.

11.4                        Reformation if Necessary.  In the event a court of competent jurisdiction determines that the geographic area, duration, or scope of activity of any restriction under this Section 11 and its subsections is unenforceable, the restrictions under this Section and its subsections shall not be terminated but shall be reformed and modified to the extent required to render them valid and enforceable. Executive further agrees that the court may reform this Agreement to extend the Covenant Period by an amount of time equal to any period in which Executive is in breach of this covenant.

12.                               Confidentiality and Proprietary Rights.  Executive agrees to read, sign and abide by Company’s Employee Proprietary Rights Agreement, which is attached hereto as Exhibit D and incorporated herein by reference.

13.                               Nonsolicitation.

13.1                        Agreement Not to Solicit Customers.  Executive agrees that during Executive’s employment with the Company hereunder and during the Non-Solicitation Period, Executive will not, either directly or indirectly, on Executive’s own behalf or in the service or on behalf of others, solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate, to any business that engages in Restricted Field activities in the Business Territory (i) any person or entity whose account with the Company was sold or serviced by or under the supervision of Executive during the twelve (12) months preceding the termination of such employment, or (ii) any person or entity whose account with the Company has been directly solicited at least twice by the Company within the year preceding the termination of employment (the “Customers”).  The Non-Solicitation Period set forth in this Section 13.1 shall be tolled during any period in which the Executive is in breach of the restriction set forth herein.

13.2                        Agreement Not to Solicit Employees.  Executive agrees that during Executive’s employment with the Company hereunder and during the Non-Solicitation Period, Executive will not, either directly or indirectly, on Executive’s own behalf or in the service or on the behalf of others solicit, divert, or hire away, or attempt to solicit, divert, or hire away any person then employed by the Company, nor encourage anyone to leave the Company’s employ.  The Non-Solicitation Period set forth in this Section 13.2 shall be tolled during any period in which the Executive is in breach of the restriction set forth herein.

14.                               Injunctive Relief.  Executive acknowledges that Executive’s breach of the covenants contained in Sections 11 - 13 (collectively “Covenants”) would cause irreparable injury to Company and agrees that in the event of any such breach, Company shall, in addition to the action it is authorized to take pursuant to Section 7.6, be entitled to seek temporary, preliminary and permanent injunctive relief without the necessity of proving actual damages or posting any bond or other security.

15.                               Agreement to Mediate and Arbitrate.  In the event a dispute arises in connection with this Agreement, Company and Executive agree to submit the dispute to non-binding mediation, with the mediator to be selected and compensated by Company.  In the event a resolution is not reached through mediation, then, to the fullest extent permitted by law, Executive and Company agree to arbitrate any controversy, claim or dispute between them arising out of or in any way related to this Agreement, the employment relationship between Company and Executive and any disputes upon termination of employment, including but not limited to breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, family and medical leave, compensation or benefits claims, constitutional claims; and any claims for violation of any local, state or federal law, statute, regulation or ordinance or common law. Claims for breach of Company’s Employee Proprietary Rights Agreement, workers’ compensation, unemployment insurance benefits and Company’s right to obtain injunctive relief pursuant to Section 14 above are excluded.  For the purpose of this agreement to arbitrate, references to “Company” include all parent, subsidiary or related entities and their employees, supervisors, officers, directors, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, affiliates and all successors and assigns of any of them, and this Agreement shall apply to them to the extent Executive’s claims arise out of or relate to their actions on behalf of Company.

15.1                        Initiation of Arbitration.  Either party may exercise the right to arbitrate by providing the other party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other party of the substance of such claims.  In no event shall the request for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations.

15.2                        Arbitration Procedure.  The arbitration will be conducted in Maricopa County, Arizona, by a single neutral arbitrator and in accordance with the then current rules for resolution of employment disputes of the American Arbitration Association (“AAA”), available at http://www.adr.org/cs/groups/lee/documents/document/dgdf/mda0/~edisp/adrstg_004394.pdf.  The parties are entitled to representation by an attorney or other representative of their choosing.  The arbitrator shall have the power to enter any award that could be entered by a judge of the trial court of the State of Arizona, and only such power, and shall follow the law.  The parties agree to abide by and perform any award rendered by the arbitrator.  Judgment on the award may be entered in any court having jurisdiction thereof.

15.3                        Costs of Arbitration.  Each party shall bear one half the cost of the arbitration filing and hearing fees, and the cost of the arbitrator.

16.                               Successors.

16.1                        Company’s Successors.  Any successor to Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of Company’s business and/or assets (a “Successor”) shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as Company would be required to perform such obligations in the absence of a succession.  For all purposes under this Agreement, the term “Company” shall include any Successor becomes bound by the terms of this Agreement by operation of law.

16.2                        Executive’s Successors.  The terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

17.                               Notice.

17.1                        General.  Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or one day following mailing via Federal Express or similar overnight courier service.  In the case of Executive, mailed notices shall be addressed to Executive at Executive’s home address that Company has on file for Executive.  In the case of Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Chief Executive Officer.

17.2                        Notice of Termination.  Any termination by Company for Cause or by Executive pursuant to a Resignation for Good Reason shall be communicated by a notice of termination to the other party hereto given in accordance with Section 17.1 of this Agreement.  Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date, consistent with the requirements of this Agreement.  The failure by Executive to include in the notice any fact or circumstance that contributes to a showing of the existence of Good Reason shall not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing his rights hereunder.

18.                               Compliance with Section 409A of the Code.  The parties intend that this Agreement (and all payments and other benefits provided under this Agreement) be exempt from the requirements of Section 409A of the Code and the regulations and ruling issued thereunder (collectively “Section 409A”), to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the involuntary separation pay plan exception described in Treasury Regulation Section 1.409A-1(b)(9)(iii), or otherwise.  To the extent Section 409A is applicable to such payments, the parties intend that this Agreement (and such payments and benefits) comply with the deferral, payout and other limitations and restrictions imposed under Section 409A.  Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall be interpreted, operated and administered in a manner consistent with such intentions.  Without limiting the generality of the foregoing, and notwithstanding any other provision of this Agreement to the contrary:

18.1                        No amount payable pursuant to this Agreement which constitutes a “deferral of compensation” within the meaning of Section 409A shall be paid unless and until Executive has incurred a “separation from service” within the meaning of Section 409A.  Furthermore, to the extent that Executive is a “specified employee” within the meaning of Section 409A (determined using the identification methodology selected by Company from time to time, or if none, the default methodology) as of the date of Executive’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of Executive’s separation from service shall paid to Executive before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of Executive’s separation from service or, if earlier, the date of Executive’s death following such separation from service.  All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

18.2                        Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

18.3                        With regard to any provision in this Agreement that provides for reimbursement of expenses or in-kind benefits, except for any expense, reimbursement or in-kind benefit provided pursuant to this Agreement that does not constitute a “deferral of compensation,” within the meaning of Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be deemed to be violated with regard to expenses reimbursed under any arrangement covered by Section 05(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect, and (iii) such payments shall be made on or before the last day of Executive’s taxable year following the taxable year in which the expense occurred.

18.4                        Notwithstanding any provision of this Agreement to the contrary, in no event shall the timing of Executive’s execution of the Release, directly or indirectly, result in Executive designating the calendar year of payment, and if a payment that is subject to execution of the Release could be made in more than one taxable year of the Executive, payment shall be made in the Executive’s later taxable year.

18.5                        Company intends that income provided to Executive pursuant to this Agreement will not be subject to taxation under Section 409A of the Code.  However, Company does not guarantee any particular tax effect for income provided to Executive pursuant to this Agreement.

19.                               General Provisions.

19.1                        Unfunded Obligation.  Any amounts payable to Executive pursuant to this Agreement are unfunded obligations.  Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  Company shall retain at all times beneficial ownership of any investments, including trust investments, which Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any account shall not create or constitute a trust or fiduciary relationship between the Board or Company and Executive, or otherwise create any vested or beneficial interest in Executive or Executive’s creditors in any assets of Company.

19.2                        No Duty to Mitigate.  Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Agreement by seeking employment with a new employer or otherwise, nor shall any such payment or benefit be reduced by any compensation or benefits that Executive may receive from employment by another employer.

19.3                        Waiver.  No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of Company (other than Executive).  No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

19.4                        Attorneys’ Fees.  In any dispute relating to this Agreement, either party shall pay its own attorneys’ fees.

19.5                        Tax Withholding.  All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

19.6                        Choice of Law; Venue.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona without giving effect to any conflict of law principles.  For purposes of litigating any dispute that arises directly or indirectly from the relationship of the Parties that is not subject to arbitration pursuant to Section 15, the parties hereby submit to and consent to the jurisdiction of the State of Arizona and agree that such litigation shall be conducted only in the courts of Maricopa County, Arizona, or the federal courts of the United States for the District of Arizona, and no other courts.

19.7                        Severability.  In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law.  If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

19.8                        Benefits Not Assignable.  Except as otherwise provided herein or by law, no right or interest of Executive under this Agreement shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge or in any other manner, and no attempted transfer or assignment thereof shall be effective.  No right or interest of Executive under this Agreement shall be liable for, or subject to, any obligation or liability of Executive.

19.9                        Further Assurances.  From time to time, at Company’s request and without further consideration, Executive shall execute and deliver such additional documents and take all such further action as reasonably requested by Company to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement and the Release, and to provide adequate assurance of Executive’s due performance thereunder.

19.10                 Interpretation; Construction.  The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement.  This Agreement has been drafted by legal counsel representing Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

19.11                 Survival.  Sections 10 (“No Conflict of Interest”), 11 (“Post-Termination Non-Competition”), 12 (“Confidentiality and Proprietary Rights”), 13 (“Nonsolicitation”), 14 (“Injunctive Relief’), 15 (“Agreement to Mediate and Arbitrate”), 19 (“General Provisions”) and 20 (“Entire Agreement”) of this Agreement shall survive Executive’s employment by Company.

20.                               Entire Agreement.  This Agreement, together with the exhibits attached hereto or incorporated herein by reference, constitutes the entire agreement between the Parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral.  This Agreement may be amended or modified only with the written consent of Executive and the Board.  No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

21.                               Reimbursement of Legal Fees.  The Company agrees to pay all reasonable legal fees and related expenses incurred by Executive as a result of entering into this Employment Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

EXECUTIVE:

Dated: May 29, 2014	/s/ Dan Hammer
Dan Hammer

ADDRESS

COMPANY:

Inventure Foods, Inc.

Dated: May 29, 2014	By:	/s/ Steve Weinberger
	Name:	Steve Weinberger
	Title:	CFO

EXHIBIT C

FORM OF

CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT

This Confidential Separation and Release Agreement (“Agreement”) is between Dan Hammer (“Employee”) and Inventure Foods, Inc. (the “Company”) (hereinafter the “parties”), and is entered into as of                  , 201      .  This Agreement will not become effective until the expiration of seven (7) days from Employee’s execution of this Agreement (the “Effective Date”).

WHEREAS, Employee has been employed by Company as its Senior Vice President/General Manager of the Company’s Frozen division and is a party to that certain Executive Employment Agreement dated May 27, 2014, as amended by and between Company and Employee as then in effect immediately prior to the Effective Date (the “Employment Agreement”).

WHEREAS, the Employee’s employment with Company was terminated effective as of                                   , 20     (the “Termination Date”);

WHEREAS, Company and Employee desire to avoid disputes and/or litigation regarding Employee’s termination from employment or any events or circumstances preceding or coincident with the termination from employment; and

WHEREAS, Company and Employee have agreed upon the terms on which Employee is willing, for sufficient and lawful consideration, to compromise any claims known and unknown which Employee may have against Company.

WHEREAS, the parties desire to settle fully and finally, in the manner set forth herein, all differences between them which have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but in no way limited to, any and all claims and controversies arising out of the employment relationship between Employee and Company, and the termination thereof;

NOW, THEREFORE, in consideration of these recitals and the promises and agreements set forth in this Agreement, Employee’s employment with Company will terminate upon the following terms:

1.                                      General Release: Employee for himself or herself and on behalf of Employee’s attorneys, heirs, assigns, successors, executors, and administrators IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS AND FOREVER DISCHARGES Company and any current or former stockholders, directors, parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, and entities, and their successors and assigns, from any and all claims and causes of action whatsoever, whether known or unknown or whether connected with Employee’s employment by Company or not, which may have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but not limited to, any claim or cause of action arising out of any contract, express or implied, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or released in this agreement), or under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification (WARN) Act, the Older Workers Benefit Protection Act, or any other municipal, local, state, or federal law, common or statutory, but excluding any claims with respect to the Company’s obligations under the Employment Agreement, any claims relating to vested benefits under any Company employee benefit plan (including without limitation any such plan subject to the Employee Retirement Income Security Act of 1974, as amended) and any claims which Employee cannot release as a matter of applicable law.  Furthermore, neither this Agreement nor the Employment Agreement shall apply to, modify or in any way supersede obligations arising from any of (i) the terms of directors and officers insurance or (ii) any indemnification agreement for the benefit of the Employee as a result of the Employee’s position as a director or officer of the Company or one of its affiliates.

2.                                      Covenant Not to Sue: Employee also COVENANTS NOT TO SUE, OR OTHERWISE PARTICIPATE IN ANY ACTION OR CLASS ACTION against Company or any of the released parties based upon any of the claims released in this Agreement.

3.                                      Severance Terms: Upon the expiration of seven (7) days from Employee’s execution of this Agreement and provided that this Agreement has become effective in accordance with its terms, in consideration for the promises, covenants, agreements, and releases set forth herein and in the Employment Agreement, Company agrees to pay Employee the Severance Benefits as defined in and pursuant to the Employment Agreement (the “Severance Benefits”).

4.                                      Right to Revoke:  Employee may revoke this Agreement by notice to Company, in writing, received within seven (7) days of the date of its execution by Employee (the “Revocation Period”). Employee agrees that Employee will not receive the benefits provided by this Agreement if Employee revokes this Agreement. Employee also acknowledges and agrees that if Company has not received from Employee notice of Employee’s revocation of this Agreement prior to the expiration of the Revocation Period, Employee will have forever waived Employee’s right to revoke this Agreement, and this Agreement shall thereafter be enforceable and have full force and effect.

5.                                      Acknowledgement: Employee acknowledges and agrees that: (A) except as to any Severance Benefits which remain unpaid as of the date of this Agreement, no additional consideration, including salary, wages, bonuses or Equity Awards as described in the Employment Agreement, is to be paid to him by Company in connection with this Agreement; (B) except as provided by this Agreement, Employee has no contractual right or claim to the Severance Benefits; and, (C) payments pursuant to this Agreement shall terminate immediately if Employee breaches any of the provisions of this Agreement.

6.                                      Non-Admissions: Employee acknowledges that by entering into this Agreement, Company does not admit, and does specifically deny, any violation of any local, state, or federal law.

7.                                      Confidentiality: Employee agrees that Employee shall not directly or indirectly disclose the terms, amount or fact of this Agreement to anyone other than Employee’s immediate family or counsel, bankers or financial advisors, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law.

8.                                      Nondisparagement: Each party agrees that it will not make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame, disparage or in any way criticize the personal or business reputation, practices or conduct of the other including, in the case of Company, its employees, directors and stockholders.

9.                                      Acknowledgement of Restrictions; Confidential Information: Employee acknowledges and agrees that Employee has continuing non-competition, non-solicitation and non-disclosure obligations under the Employment Agreement and the Employee Proprietary Rights Agreement between Employee and Company (the “Proprietary Rights Agreement”).  Employee acknowledges and reaffirms Employee’s obligation to continue abide fully and completely with all post-employment provisions of the Employment Agreement and the Proprietary Rights Agreement and agrees that nothing in this Agreement shall operate to excuse or otherwise relieve Employee of such obligations.

11.                               Severability:  If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and/or construed in remaining part to the full extent allowed by law, with the remaining provisions of this Agreement continuing in full force and effect.

12.                               Entire Agreement:  This Agreement, along with the Employment Agreement and the Proprietary Rights Agreement which are referred to above, constitute the entire agreement between the Employee and Company, and supersede all prior and contemporaneous negotiations and agreements, oral or written. This Agreement cannot be changed or terminated except pursuant to a written agreement executed by the parties.

13.                               Governing Law:  This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, except where preempted by federal law.

14.                               Statement of Understanding:  By executing this Agreement, Employee acknowledges that (a) Employee has had at least twenty-one (21) or forty-five (45) days, as applicable in accordance with the Age Discrimination in Employment Act, as amended, (the “ADEA”) to consider the terms of this Agreement [and any attachment necessary or desirable in accordance with the ADEA) and has considered its terms for such a period of time or has knowingly and voluntarily waived Employee’s right to do so by executing this Agreement and returning it to Company; (b) Employee has been advised by Company to consult with an attorney regarding the terms of this Agreement; (c) Employee has consulted with, or has had sufficient opportunity to consult with, an attorney of Employee’s own choosing regarding the terms of this Agreement; (d) any and all questions regarding the terms of this Agreement have been asked and answered to Employee’s complete satisfaction; (e) Employee has read this Agreement and fully understands its terms and their import; (f) except as provided by this Agreement, Employee has no contractual right or claim to the benefits and payments described herein; (g) the consideration provided for herein is good and valuable; and (h) Employee is entering into this Agreement voluntarily, of Employee’s own free will, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

HAVING READ AND UNDERSTOOD THIS AGREEMENT, CONSULTED COUNSEL OR VOLUNTARILY ELECTED NOT TO CONSULT COUNSEL, AND HAVING HAD SUFFICIENT TIME TO CONSIDER WHETHER TO ENTER INTO THIS AGREEMENT, THE UNDERSIGNED HEREBY EXECUTE THIS AGREEMENT ON THE DATES SET FORTH BELOW.

EMPLOYEE	COMPANY:
Inventure Foods, Inc.

By:

Name:
Dan Hammer
Date:	Title:
Date: